Exhibit 10.02

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Core 4 Trust

2520 Saint Rose Parkway, Suite 218

Henderson, NV 89074

_______________SPACE ABOVE THIS LINE IS FOR RECORDER’S USE_____________

Exempt pursuant to

ARS Section 11-1134 B 1

DEED IN LIEU OF FORECLOSURE

FOR VALUABLE CONSIDERATION, receipt and sufficiency of which is hereby acknowledged, Extracting Point, LLC, a Nevada limited liability company, herein called “Grantor,” does hereby convey and warrant to Michael Cannon and Jennifer Cannon, Trustees of the Core 4 Trust dated February 29, 2016, hereinafter called “Grantee,” whose address is 2520 Saint Rose Parkway, Suite 218, Henderson, NV 89074, the following real property situated in Maricopa County, Arizona:

Lots 34 and 35, Black Canyon Industrial District, according to the Plat of Record in the Office of the County Recorder of Maricopa County, Arizona, Recorded in Book 64 of Maps, Page 8 Commonly known as: 2601 West Holly St., Phoenix, AZ together with all tenements, hereditaments, and appurtenances, including easements and water rights, if any, thereto belonging or appertaining, and any reversions, remainders, rents, issues, or profits thereof.

Pursuant to ARS 33-404 A, the beneficiaries of the Core 4 Trust are: Michael Cannon and Jennifer Cannon.

THIS DEED is an absolute conveyance, and is in full satisfaction of Grantor’s obligations to Grantee of all obligations secured by Deed of Trust and Assignment of Rents dated the 2nd day of April 2019 by Grantor to Thomas Title & Escrow, as Trustee for the benefit of Grantee as beneficiary, recorded as Instrument No. 20190231880 on April 3, 2019 in the Official Records of Maricopa County, in the State of Arizona (“Deed of Trust”).

GRANTOR declares that this conveyance is freely and fairly made in exchange for a settlement of the debt and obligations of the Grantor to Grantee as more particularly described in the Deed In Lieu of Foreclosure Release and Settlement Agreement dated as of ______________________, 2019 (“Release Agreement”) executed by the parties.

DATED this ________ day of __________________ 2019.

GRANTOR

Extracting Point, LLC, a Nevada limited liability company

By: ____________________________

Tiffany Davis, Manager

STATE OF_________________	)
)ss
COUNTY OF________________	)

On _____________________, 2019, before me the undersigned, personally appeared Tiffany Davis, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

_________________________________

Notary Public